GUARANTY

      THIS GUARANTY ("Guaranty"), dated as of January 29, 2003, is made by Commtouch Inc., a California corporation ("Guarantor"), in favor of the Lenders (as defined below).

      Commtouch Software Ltd., an Israeli corporation ("Company"), certain lenders ("Lenders") and XDL Capital Corp., an Ontario corporation (for the benefit of itself and the other Lenders, the "Collateral Agent") are parties to a Convertible Loan Agreement dated as of January 29, 2003 (as amended, modified, renewed or extended from time to time, the "Convertible Loan Agreement"). References to "Lenders" herein shall include XDL Capital Corp. in its capacity as Collateral Agent. Guarantor has agreed to guarantee the indebtedness and other obligations of Company to Lenders under or in connection with the Convertible Loan Agreement and the promissory notes issued thereunder (the "Notes"), as set forth herein. Guarantor will derive substantial direct and indirect benefits from the extension of credit to Company (which benefits are hereby acknowledged by the Guarantor).

      Accordingly, to induce Lenders to extend credit to Company, and in consideration thereof, Guarantor hereby agrees as follows:

      1. Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to Lenders the full and prompt payment when due (whether at stated maturity, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of Company to Lenders under or in connection with the Convertible Loan Agreement and the Notes and any and all other documents and instruments executed or delivered in connection therewith (each a "Document" and, collectively, the "Documents"), including all unpaid principal, all interest accrued thereon, all fees due to Lenders and all other amounts payable by Company to Lenders thereunder or in connection therewith, and including interest that accrues after the commencement by or against Company of any action, case or proceeding involving insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution under any applicable laws with respect thereto (an "Insolvency Proceeding"). The terms "indebtedness," "liabilities" and "obligations" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, regardless of by what instrument, agreement, contract or entry in any Lender's accounts they may be evidenced, or whether evidenced by any instrument, agreement, contract or entry in any Lender's accounts, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable under the Bankruptcy Reform Act of 1978 (the "Bankruptcy Code") or other applicable law. The foregoing indebtedness, liabilities and other obligations of Company, and all other indebtedness, liabilities and obligations to be paid or performed by Guarantor in connection with this Guaranty (including any and all amounts due under Section 11 hereof), shall hereinafter be collectively referred to as the "Obligations."

      2. Liability of Guarantor. The liability of Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Obligations and / or conversion by all Lenders and/or (if a Lender declines to convert or be repaid upon an event as described in Section 4.4 of the Promissory
Note), the expiry of 12 months from the date of the request to convert or be repaid, by Company to the declining Lender. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows: (i) Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of Guarantor and shall not be contingent upon any Lender's exercise or enforcement of any remedy it may have against Company or any other person or entity ("Person"), or against any collateral for any Obligations; (ii) this Guaranty is a guaranty of payment when due and not of collectibility; (iii) the Collateral Agent, and not individual Lenders other than the Collateral Agent, may enforce this Guaranty upon the occurrence of a default notwithstanding any dispute between any Lender and Company with respect to the existence of such default; (iv) Guarantor's payment of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Obligations remaining unsatisfied; and (v) to the extent legally permissible, Guarantor's liability with respect to the Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall Guarantor be exonerated or discharged by, (A) any Insolvency Proceeding with respect to Company, Guarantor, any other guarantor or any other Person; (B) any limitation, discharge, or cessation of the liability of Company, any other guarantor or any other Person for any Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Obligations; (C) any merger, acquisition, consolidation or change in structure of Company, Guarantor or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Company, Guarantor, any other guarantor or other Person; (D) any assignment or other transfer, in whole or in part, of any Lender's interests in and rights under this Guaranty, including any Lender's right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of any Lender's interests in and to any collateral securing the Obligations; (E) any claim, defense, counterclaim or setoff, other than that of prior performance and those arising under the Convertible Loan Agreement, that Company, Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute or deliver any Document or this Guaranty or any other document related thereto; (F) any direction of application of payment to Company, Guarantor, any other guarantor or other Person; and (G) any Lender's vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy case related to the Obligations.

      3. Consents. Guarantor hereby consents and agrees that, without notice to or further assent from Guarantor: (i) the time, manner, place or terms of any payment under any Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Document, by a modification or renewal of any Document or otherwise by way of prior agreement with the Company, or in accordance with the Document, or at law; (ii) the time for Company's performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Lenders may deem proper; (iii) any Lender may discharge or release, in whole or in


                                       2.

part, any other guarantor or any other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and no Lender shall be liable to Guarantor for any failure to collect or enforce payment of the Obligations; (iv) the Collateral Agent on behalf of the Lenders, may take and hold security of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (v) any Lender may request and accept other guaranties of the Obligations and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and (vi) any Lender may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege granted by any Document, or otherwise available to any Lender, with respect to the Obligations and any collateral therefor, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of Guarantor against Company; all as Lenders may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

      4. Waivers. (a) Guarantor waives and agrees not to assert: (i) any right to require any Lender to proceed against Company, any other guarantor or any other Person, to proceed against or exhaust any collateral or other security held for the Obligations (except to the extent required by applicable law), to give notice of or institute any public or private sale, foreclosure, or other disposition of any collateral or security for the Obligations, including, without limitation, to comply with applicable provisions of the California Uniform Commercial Code ("UCC") or any equivalent provision of any other applicable law in connection with the sale, foreclosure, or other disposition of any collateral or to pursue any other right, remedy, power or privilege of any Lender whatsoever; (ii) any defense arising by reason of any lack of corporate or other authority or any other defense of Company, Guarantor or any other Person; (iii) any defense based upon any Lender's errors or omissions in the administration of the Obligations; (iv) any rights to set-offs and counterclaims; (v) any and all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; and (vi) without limiting the generality of the foregoing, to the fullest extent permitted by law, any other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including, without limitation, any and all benefits that otherwise might be available to Guarantor under California Civil Code ss.ss.1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433
and California Code of Civil Procedure ss.ss.580a, 580b, 580d and 726. (b) Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Obligations, or the reliance by any Lender upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Company, Guarantor or any other Person with respect to the Obligations. (c) The obligations of Guarantor hereunder


                                       3.

are independent of and separate from the obligations of Company and any other guarantor and upon the occurrence and during the continuance of any default, a separate action or actions may be brought against Guarantor, whether or not Company or any such other guarantor is joined therein or a separate action or actions are brought against Company or any such other guarantor. (d) Guarantor shall not have any right to require any Lender to obtain or disclose any information with respect to (i) the financial condition or character of Company or the ability of Company to pay and perform the Obligations; (ii) the Obligations; (iii) any collateral or other security for any or all of the Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Obligations; (v) any action or inaction on the part of any Lender or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

      5. Subrogation. Until the Obligations shall be satisfied in full and / or conversion by all Lenders and/or (if a Lender declines to convert or be repaid upon an event as defined in section 4.4 of the Promissory Note), the expiry of 12 months from the date of the request to convert or be repaid, by Company to the declining Lender, Guarantor shall not have, and shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty, or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the any Lender as against Company or other guarantors, whether in connection with this Guaranty or otherwise. If any amount shall be paid to Guarantor on account of the foregoing rights at any time when any Obligations are outstanding, such amount shall be held in trust for the benefit of Lenders and shall forthwith be paid to Lenders to be credited and applied to the Obligations.

      6. Termination. This Guaranty shall terminate upon full satisfaction of the Obligations and / or conversion by all Lenders and/or (if a Lender declines to convert or be repaid upon an event as defined in section 4.4 of the Promissory Note), the expiry of 12 months from the date of the request to convert or be repaid, by Company to the declining Lender. To the extent any payment is rescinded or restored, the Obligations shall be revived in full force and effect without reduction or discharge for such payment.

      7. Payments. Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Lender or any other Person may have against Guarantor by virtue hereof, upon the failure of Company to pay any of the Obligations due to such Lender when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under ss.362(a) of the Bankruptcy Code), Guarantor shall forthwith pay, or cause to be paid, in cash, to such Lender an amount equal to the amount of the Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to Company, would have accrued on such Obligations, whether or not a claim is allowed against Company for such interest in any such Insolvency Proceeding). All payments made by Guarantor hereunder may be applied in such order as such Lender shall elect. Guarantor shall make each payment hereunder, without deduction (whether for taxes or otherwise), set-off or counterclaim, on the day when due in same day or immediately available funds, and in U.S. dollars.


                                       4.

      8. Representations; Covenants. (a) Guarantor represents and/or warrants to each Lender that (i) Guarantor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation, and has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under this Guaranty; (ii) the execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action of Guarantor, and do not and will not result in a breach of or constitute a default under any material agreement, lease or instrument to which Guarantor is a party or by which it or its properties may be bound or affected, or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting Guarantor; (iii) this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms; (iv) no authorization, consent, approval, license, exemption of, or filing or registration with, any governmental agency or authority is required for the due execution, delivery or performance by Guarantor of this Guaranty; and (v) as of the date of the signing of this Guaranty, Guarantor does not have sufficient assets to fully cover all of the Obligations in the event of a default by the Company under the Convertible Loan Agreement and makes no representations that it will possess sufficient assets in the future, and Lenders, in signing below, acknowledge that they are aware of this fact, nevertheless find sufficient value in this Guaranty and voluntarily waive any claims against the employees or representatives of Guarantor relating to such insufficiency of assets (subject to fraud or fraudulent preference laws). (b) So long as this Guaranty shall be in effect, Guarantor (i) will not voluntarily liquidate, wind up or dissolve itself, merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, except that Guarantor may merge with or consolidate into any other Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to another Person, provided that the surviving entity or such Person shall expressly assume by an amendment hereto all of the obligations of Guarantor hereunder and no default exists; and (ii) will furnish to Lenders from time to time such information respecting Guarantor's financial condition as any Lender may from time to time reasonably request and will execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as any Lender shall deem necessary or appropriate to effectuate the purposes of this Guaranty and shall reasonably request.

      9. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile or email) and shall be mailed, sent or delivered (i) if to Collateral Agent, to XDL Capital Corp., , attn. Dennis Bennie with a copy to David Latner, fax (416) 250-6330, email: dbennie@xdl.com; dlatner@xdl.com; and; and (ii) if to Guarantor, at or to its address or facsimile number or email address set forth below its name on the signature page hereof, or at or to such other address or facsimile number or email address as such party shall have designated in a written notice to the other party. All such notices and communications shall be effective upon receipt.

      10. No Waiver. No failure on the part of any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.


                                       5.

The rights and remedies under this Guaranty are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to any Lender.

      11. Costs and Expenses. Guarantor agrees to pay on demand all reasonable costs and expenses of Lenders and reasonable fees and disbursements of counsel in connection with the enforcement, or preservation of any rights under, this Guaranty.

      12. Binding Effect; Entire Agreement; Amendments. This Guaranty shall be binding upon Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by each Lender and its successors, endorsees, transferees and assigns; provided that Guarantor shall not have the right to assign or transfer its rights and obligations hereunder without the prior written consent of Lenders. This Guaranty constitutes the entire agreement of Guarantor with respect to the matters set forth herein and supersedes any prior agreements, commitments, discussions and understandings, oral or written, with respect thereto. There are no conditions to the full effectiveness of this Guaranty. This Guaranty may not be amended except by a writing signed by Guarantor and Lenders. No waiver of any rights of any Lender under any provision of this Guaranty or consent to any departure by Guarantor therefrom shall be effective unless in writing and signed by such Lender. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      13. Knowing and Explicit Waivers. Guarantor acknowledges that it has either obtained the advice of legal counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Guaranty. Guarantor acknowledges and agrees that each of the waivers and consents set forth herein, including, without limitation, those contained in Sections 2 through 4, are made with full knowledge of their significance and consequences. Additionally, Guarantor acknowledges and agrees that by executing this Guaranty, it is waiving certain rights, benefits, protections and defenses to which it may otherwise be entitled under applicable law, including, without limitation, under the provisions of the California Civil Code and California Code of Civil Procedure referred to in Section 4, and that all such waivers herein are explicit, knowing waivers. Guarantor further acknowledges and agrees that each Lender is relying on such waivers in creating the Obligations, and that such waivers are a material part of the consideration which such Lender is receiving for creating the Obligations.

      14. Severability. Whenever possible, each provision of the Guaranty shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Guaranty shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Guaranty.

      15. Law; Submission to Jurisdiction. This Guaranty shall be governed by and construed in accordance with California law. Guarantor hereby (i) submits to the non-exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States sitting in the State of California for the purpose of any action or proceeding arising out of or relating to this Guaranty,
(ii) agrees that all claims in respect of any such action or  proceeding


                                       6.

may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts in and of the State of California, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

      16. Multiple Guarantors; Joint and Several Liability. When this Guaranty is executed by more than one Guarantor, the word "Guarantor" shall mean all and any one or more of them, and the obligations of all Persons signing this Guaranty shall be joint and several.

      IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty, as of the date first above written.

                                              COMMTOUCH INC.


                                              By _______________________________
                                                 Gideon Mantel, CEO

                                              Address:

                                              1300 Crittenden Lane, Suite 102
                                              Mountain View, CA 94043
                                              Attn.: Gideon Mantel
                                              Fax: 650-864-2002


                                       7.